UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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PANGAEA LOGISTICS SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

Pangaea Logistics Solutions Ltd. ("Pangaea" or the "Company") is filing this Amendment No. 1 to Schedule 14A (referred to as this “Amendment”) to amend the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on June 23, 2023. The purpose of this Amendment is to restate the Pay Versus Performance Table found on Page 11 of the Proxy Statement, under the section titled “Pay Versus Performance.” In the previous filing, the compensation for PEO and non-PEO’s were summed. The amendment updates compensation to be reflected on an average basis. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement. The updated table is provided below:

Pay Versus Performance

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of executive compensation actually paid (“Compensation Actually Paid”) and certain financial performance of our company. The following table shows the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, the Compensation Actually Paid to our CEO (also referred to as the principal executive officer or “PEO”) and our other non-PEO NEO, our total shareholder return on a $100 hypothetical investment in our common stock and our net income.

Pay Versus Performance Table

Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (1)	Average summary compensation table total for non-PEO named executive officers (2)	Average compensation actually paid to non-PEO named executive officers (2)	Total shareholder return (3)	Net income (in thousands)
2022	$2,077,071	$2,317,495	$1,050,638	$1,239,705	$200	$79,491
2021	$1,187,719	$1,355,579	$783,781	$959,463	$145	$67,227

(1) The Principal Executive Officer ("PEO") in 2022 was CEO, Mr. Filanowski. The PEO in 2021 were Mr. Filanowski and Mr. Coll.
(2) The non-PEO NEOs in 2022 were Mr. Del Signore and Mr. Petersen. The non-PEO NEOs in 2021 was Mr. Del Signore.
(3) The values disclosed in this column represent a hypothetical investment of $100 in our stock on December 31, 2020, and as of December 31, 2021 and December 31, 2022, based upon the Company's TSR for the years then ended.

Adjustments from Total Compensation to Compensation Actually Paid

The following tables present the requisite adjustments from total compensation, as reported in the Summary Compensation Table, to calculate Compensation Actually Paid to our CEO and other NEO for the fiscal years ended December 31, 2022 and 2021.

Summary Compensation Table to Compensation Actually Paid to our PEO	2022	2021
Summary Compensation Table, Total Compensation	$2,077,071	$1,187,719
Add / (Subtract): Change in fair value of unvested stock awards outstanding prior to reported year that vested during the reported year (valued at vesting date) or were outstanding as of the end of reported year (valued as of the end of reported year)	240,424	167,860
Compensation Actually Paid	$2,317,495	$1,355,579

Summary Compensation Table to Compensation Actually Paid to non-PEO NEO	2022	2021
Summary Compensation Table, Total Compensation	$1,050,638	$783,781
Add / (Subtract): Change in fair value of unvested stock awards outstanding prior to reported year that vested during the reported year (valued at vesting date) or were outstanding as of the end of reported year (valued as of the end of reported year)	189,067	175,682
Compensation Actually Paid	$1,239,705	$959,463

Relationship between CAP and TSR

The following graph displays the PEO and average non-PEO NEO CAP amounts are aligned with the Company’s TSR (assuming an initial investment of $100 made on December 31, 2020) for the fiscal years ended December 31, 2021 and 2022. The CAP dollar amounts in the graph are shown in thousands of dollars.

CAP vs. Total Shareholder Return
$250
$200
$150
$100
Total Shareholder Return
$2,500
$2,000
$1,500
$1,000
$500
Compensation Actual Paid in thousands
2021
2022
PEO Compensation
Average NEOs Compensation
Company TSR

Relationship between CAP and Net Income

The graph below reflects the relationship between PEO and average Non-PEO NEO CAP amounts and the Company’s net income for the fiscal years ending December 31, 2021 and 2022. The Net Income dollar amounts in the graph are shown in thousands of dollars.

CAP vs. Net Income
$85,000
$80,000
$75,000
$70,000
$65,000
$60,000
Net Income in thousands
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
Compensation actually paid
2021
2022
PEO Compensation
Average NEOs Compensation
Net Income (in thousands)